Exhibit 8.2

[ON THE LETTERHEAD OF BINGHAM MCCUTCHEN LLP]

April 15, 2010

SLM Funding LLC
12061 Bluemont Way
V3419
Reston, Virginia 20190

Re: SLM Student Loan Trust 2010-1 Legality Opinion

Ladies and Gentlemen:

We have acted as counsel to SLM Funding LLC (the “Depositor”) in connection with the issuance by SLM Student Loan Trust 2010-1 (the “Trust”) of the Student Loan-Backed Notes, Series 2010-1 (the “Notes”) pursuant to a prospectus, dated April 8, 2010, as supplemented by a prospectus supplement, dated April 12, 2010 (the “Base Prospectus” and the “Prospectus Supplement,” respectively, and collectively the “Prospectus”). The Trust was formed pursuant to the short-form trust agreement, dated as of January 15, 2010, among the Depositor, The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee (the “Eligible Lender Trustee”) and BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), as amended and restated pursuant to an Amended and Restated Trust Agreement, dated as of April 15, 2010 (the “Trust Agreement”) among the Depositor, the Eligible Lender Trustee, the Delaware Trustee and Deutsche Bank Trust Company Americas, as excess distribution certificate paying agent and excess distribution certificate registrar.

A Registration Statement of the Depositor on Form S-3 relating to the Notes (File No. 333-141930) was filed by the Depositor with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”) (such Registration Statement is referred to as the “Registration Statement”). The Registration Statement was declared effective on May 18, 2007. As set forth in the Prospectus, the Notes will be issued under and pursuant to the Indenture, dated as of April 15, 2010 (as amended and supplemented from time to time, the “Indenture”), among the Trust, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

We have examined forms of the:

(a) the Trust Agreement;

(b) the Indenture;

(c) the Purchase Agreement Master Securitization Terms Number 1000, dated as of April 15, 2010 (the “SLM ECFC Master Terms”), among SLM Education Credit Finance Corporation (“SLM ECFC”), The Bank of New York Mellon Trust Company, National Association, as interim eligible lender trustee under the Funding Interim Trust Agreement, dated as of April 15, 2010 (the “Interim Eligible Lender Trustee”), and the Depositor;

(d) Purchase Agreement Number 1, dated as of April 15, 2010 (together with the SLM ECFC Master Terms, the “SLM ECFC Initial Purchase Agreement”), among SLM ECFC, the Interim Eligible Lender Trustee and the Depositor;

(e) Purchase Agreement Master Securitization Terms Number 1000, dated as of April 15, 2010 (the “Bluemont Funding Master Terms”), among Bluemont Funding LLC (“Bluemont Funding”), The Bank of New York Mellon Trust Company, National Association, as interim eligible lender trustee for the benefit of Bluemont Funding under the Bluemont Funding Interim Trust Agreement, dated as of April 15, 2010 (the “Bluemont Funding Eligible Lender Trustee”), the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(f) Purchase Agreement Number 1, dated as of April 15, 2010 (together with the Bluemont Funding Master Terms, the “Bluemont Funding Initial Purchase Agreement”), among Bluemont Funding, the Bluemont Funding Eligible Lender Trustee, the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(g) Purchase Agreement Master Securitization Terms Number 1000, dated as of April 15, 2010 (the “Town Center Funding Master Terms”), among Town Center Funding LLC (“Town Center Funding”), The Bank of New York Mellon Trust Company, National Association, as interim eligible lender trustee for the benefit of Town Center Funding under the Town Center Funding Interim Trust Agreement, dated as of April 15, 2010 (the “Town Center Funding Eligible Lender Trustee”), the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(h) Purchase Agreement Number 1, dated as of April 15, 2010 (together with the Town Center Funding Master Terms, the “Town Center Funding Initial Purchase Agreement”), among Town Center Funding, the Town Center Funding Eligible Lender Trustee, the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(i) Purchase Agreement Master Securitization Terms Number 1000, dated as of April 15, 2010 (the “Town Hall Funding Master Terms”), among Town Hall Funding LLC (“Town Hall Funding”), The Bank of New York Mellon Trust Company, National Association, as interim eligible lender trustee for the benefit of Town Hall Funding under the Town Hall Funding Interim Trust Agreement, dated as of April 15, 2010 (the “Town Hall Funding Eligible Lender Trustee”), the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(j) Purchase Agreement Number 1, dated as of April 15, 2010 (together with the Town Hall Funding Master Terms, the “Town Hall Funding Initial Purchase Agreement”), among Town Hall Funding, the Town Hall Funding Eligible Lender Trustee, the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(k) Purchase Agreement Master Securitization Terms Number 1000, dated as of April 15, 2010 (the “VL Funding Master Terms,” and together with the SLM ECFC Master Terms, the Bluemont Funding Master Terms, the Town Center Funding Master Terms and the Town Hall Funding Master Terms, the “Master Terms”), among VL Funding LLC (“VL Funding,” and together with SLM ECFC, Bluemont Funding, Town Center Funding and Town Hall Funding, the “Sellers”), The Bank of New York Mellon Trust Company, National Association, as interim eligible lender trustee for the benefit of VL Funding under the VL Funding Interim Trust Agreement, dated as of April 15, 2010 (the “VL Funding Eligible Lender Trustee”), the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(l) Purchase Agreement Number 1, dated as of April 15, 2010 (together with the VL Funding Master Terms, the “VL Funding Initial Purchase Agreement,” and together with the SLM ECFC Initial Purchase Agreement, the Bluemont Funding Initial Purchase Agreement, the Town Center Funding Initial Purchase Agreement and the Town Hall Funding Initial Purchase Agreement, the “Initial Purchase Agreements”), among VL Funding, the VL Funding Eligible Lender Trustee, the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(m) the Sale Agreement Master Securitization Terms Number 1000, dated as of April 15, 2010 (the “Master Sale Terms”), among the Depositor, the Interim Eligible Lender Trustee, The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee on behalf of the Trust (the “Eligible Lender Trustee”), and the Trust and a Sale Agreement Number 1, dated as of April 15, 2010 (together with the Master Sale Terms, the “Initial Sale Agreement”), among the Depositor, the Interim Eligible Lender Trustee, the Eligible Lender Trustee and the Trust;

(n) the Servicing Agreement, dated as of April 15, 2010 (the “Servicing Agreement”), among Sallie Mae, Inc., as the administrator (in such capacity, the “Administrator”), the Eligible Lender Trustee, the Trust, the Indenture Trustee and the Servicer;

(o) the Omnibus Subservicing Agreement, dated as of April 9, 2010 (the “ACS Omnibus Subservicing Agreement”), between ACS Education Services, Inc (“ACS”), as subservicer (a “Subservicer”), the Servicer and the Administrator, as supplemented by the SLM Student Loan Trust 2010-1 Supplement to the ACS Omnibus Subservicing Agreement, dated as of April 15, 2010 (the “ACS 2010-1 Supplement,” and together with the ACS Omnibus Subservicing Agreement, the “ACS Subservicing Agreement”), among the Depositor, ACS, the Servicer, the Administrator, the Trust and the Eligible Lender Trustee;

(p) the Omnibus Subservicing Agreement, dated as of March 23, 2009 (the “Great Lakes Omnibus Subservicing Agreement”), between Great Lakes Higher Educational Loan Services, Inc. (“Great Lakes”), as subservicer (a “Subservicer”), the Servicer and the Administrator, as supplemented by the SLM Student Loan Trust 2010-1 Supplement to the Great Lakes Omnibus Subservicing Agreement, dated as of April 15, 2010 (the “Great Lakes 2010-1 Supplement,” and together with the Great Lakes Omnibus Subservicing Agreement, the “Great Lakes Subservicing Agreement”), among the Depositor, Great Lakes, the Servicer, the Administrator, the Trust and the Eligible Lender Trustee;

(q) the Administration Agreement, dated as of April 15, 2010 (the “Administration Agreement”), among the Administrator, the Depositor, the Trust, the Servicer, the Eligible Lender Trustee and the Indenture Trustee;

(r) the Underwriting Agreement, dated April 8, 2010, and related Pricing Agreement relating to the Notes, dated April 12, 2010 (collectively, the “Underwriting Agreement”), among the Depositor, SLM ECFC, SLM Corporation and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as the representatives of the underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Representatives”); and

(s) specimens of each class of the Notes.

We refer to the documents listed in (a) through (s) above as the “Transaction Documents.” Capitalized terms used but not defined herein have the meanings assigned to them in the applicable Transaction Documents.

We have reviewed such other documents and given consideration to such matters of law and fact as we have deemed appropriate to render this Opinion. We have relied, without independent investigation or inquiry, as to certain matters of fact, on the representations and warranties of SLM Corporation, the Depositor, the Servicer, each Seller, the Administrator, the Trust, the Representatives, the Eligible Lender Trustee and the Indenture Trustee in the Transaction Documents, on information obtained from public officials, from officers, authorized signatories and other representatives of SLM Corporation, the Depositor, the Servicer, each Seller, the Administrator, the Trust, the Representatives, the Eligible Lender Trustee and the Indenture Trustee and from other sources we believe to be responsible.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, that any signature purported to be made by an attorney-in-fact pursuant to a power of attorney has been effectively made pursuant to a valid power of attorney executed by the principal, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, by fax, email or other means of electronic transmission, or which we have obtained from EDGAR or other Internet sites, the authenticity of such latter documents, and the truthfulness of statements made as to matters of fact in all documents we have examined. We have assumed that each of the Transaction Documents is, and any Additional Purchase Agreement and any Sale Agreement will be, a valid and binding agreement of each party other than SLM Corporation, the Depositor, the Servicer, the Administrator, the Sellers and the Trust, enforceable against it in accordance with its terms. We also have assumed (i) that each of SLM Corporation, the Depositor, the Servicer, the Sellers, the Administrator and the Trust is duly organized and in good standing under the laws of its jurisdiction of organization, (ii) that each of SLM Corporation, the Depositor, the Servicer, the Sellers, the Administrator and the Trust has the corporate power to execute and deliver, and perform its obligations, under each Transaction Document and any Additional Purchase Agreement and any Additional Sale Agreement to which it is a party, (iii) the due authorization, execution and delivery by each of SLM Corporation, the Depositor, the Servicer, each Seller, the Administrator and the Trust of each Transaction Document, any Additional Purchase Agreement and any Additional Sale Agreement to which it is a party, and (iv) that the execution and delivery by each of SLM Corporation, the Depositor, the Servicer, the Sellers, the Administrator and the Trust of the Transaction Documents to which it is a party do not (and, in the case of each Additional Purchase Agreement and each Additional Sale Agreement, will not), and the performance by each of SLM Corporation, the Depositor, the Servicer, the Sellers, the Administrator and the Trust of its agreements therein will not, breach or otherwise violate any provision of its organizational documents or violate any applicable law, rule or regulation. With your express consent and approval, we have made all assumptions in connection with this Opinion without further investigation or inquiry, unless and to the extent otherwise specified.

Based on the foregoing and subject to the other limitations, qualifications, exceptions and assumptions set forth in this Opinion, we are of the opinion that, assuming that the Notes have been validly executed by the Eligible Lender Trustee on behalf of the Trust, the Notes, when authenticated by the Indenture Trustee, issued in accordance with the provisions of the Indenture and delivered to and paid for by the Representatives pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Trust enforceable in accordance with their terms, except that enforceability thereof may be subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (b) general equitable principles (including the possible unavailability of a specific performance, injunctive relief or other equitable remedies), regardless of whether considered in a proceeding in equity or at law.

The foregoing opinion is limited to Applicable Law. As used in this Opinion, except as otherwise specified for any purpose, “Applicable Law” means the federal Law of the United States and the Law of the State of New York as of the date hereof, in each case that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to SLM Corporation, the Depositor, the Servicer, each Seller, the Administrator, the Trust, the Transaction Documents or the Transactions, and “Law” means the statutes, the rules and regulations of governmental agencies, and the judicial and administrative decisions of courts and governmental agencies, in each case of the relevant jurisdictions. Applicable Law includes applicable federal securities Laws but does not include any Laws that apply to SLM Corporation, the Depositor, the Servicer, the Sellers, the Administrator, the Trust, the Transaction Documents or the Transactions solely because it is or they are subject to a regulatory regime applicable to any party or any of its affiliates, or to any of the Transaction Documents, due to the specific assets or business of a party or its affiliates. Each opinion set forth in this Opinion expresses our professional judgment as to how the highest court of each of the relevant jurisdictions would appropriately resolve the issues in question.

This Opinion deals only with the specific legal issues it explicitly addresses. Accordingly, the express opinion set forth above concerning a particular legal issue does not address any other matters.

This Opinion is solely for the benefit of and may be relied upon only by the addressees hereof in connection with the Transactions. This Opinion may not be relied upon by, nor may copies be delivered to, any other person or entity, nor may this Opinion be used for any other purpose, without our prior written consent.

Notwithstanding the foregoing, we hereby consent to the filing of this letter and to the references to this firm under the heading “Legal Matters” in the Base Prospectus and “Legal Matters” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Prospectus.

Very truly yours,

/s/Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP

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